EXHIBIT 21.1

Name of Subsidiary	State Incorporation
Providence Community Corrections, Inc. (f/k/a Camelot Care Corporation)	Delaware

Cypress Management Services, Inc.	Florida

Family Preservation Services, Inc.	Virginia

Family Preservation Services of Florida, Inc.	Florida

Family Preservation Services of North Carolina, Inc.	North Carolina

Family Preservation Services of West Virginia, Inc.	West Virginia

Providence of Arizona, Inc.	Arizona

Providence Service Corporation of Delaware	Delaware

Providence Service Corporation of Maine	Maine

Providence Service Corporation of Oklahoma	Oklahoma

Providence Service Corporation of Texas	Texas

Rio Grande Management Company, LLC	Arizona

Family Preservation Services of Washington DC, Inc.	Dist. of Columbia

Dockside Services, Inc.	Indiana

Providence Community Services, Inc. (f/k/a Pottsville Behavioral Counseling Group, Inc.)	Pennsylvania

Providence Community Services, LLC	California

College Community Services	California

Choices Group, Inc.	Delaware

Providence Management Corporation of Florida	Florida

Providence Service Corporation of New Jersey, Inc.	New Jersey

Social Services Providers Captive Insurance Co.	Arizona

Drawbridges Counseling Services, LLC	Kentucky

Oasis Comprehensive Foster Care, LLC	Kentucky

Children’s Behavioral Health, Inc.	Pennsylvania

Maple Star Nevada	Nevada

Transitional Family Services, Inc.	Georgia

AlphaCare Resources, Inc.	Georgia

Family-Based Strategies, Inc.	Delaware

A to Z In-Home Tutoring, LLC	Nevada

W. D. Management, LLC	Missouri

0798576 B.C. LTD	British Columbia, Canada

PSC of Canada Exchange Corp.	British Columbia, Canada

Camelot Care Centers, Inc.	Illinois

Name of Subsidiary	State Incorporation
Health Trans, Inc.	Delaware

LogistiCare Solutions, LLC	Delaware

Provado Technologies, LLC	Florida

Provado Insurance Service, Inc.	South Carolina

Providence Service Corporation of Alabama	Alabama

Red Top Transportation, Inc.	Florida

WCG International Consultants Ltd.	British Columbia, Canada

AmericanWork, Inc.	Delaware

LogistiCare Solutions Independent Practice Association, LLC	New York

Maple Star Washington, Inc.	Washington

Ride Plus LLC	Delaware

The ReDCo Group, Inc.	Pennsylvania

Raystown Developmental Services, Inc.	Pennsylvania